UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2021
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2021, the Board of Directors of BellRing approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “second Amended and Restated Bylaws”), effective January 18, 2021. The second Amended and Restated Bylaws revised Article l, Sections 1 and 2 of the Company’s Amended and Restated Bylaws to allow for the annual meeting of stockholders and special meetings of stockholders to be conducted by means of remote communication.

The foregoing description of the second Amended and Restated Bylaws is only a summary of the principal features of the revisions made to the Company’s Amended and Restated Bylaws, does not purport to be complete and is qualified in its entirety by reference to the second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and a marked copy of which showing the amendments is filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of BellRing Brands, Inc., effective January 18, 2021
3.2	Amended and Restated Bylaws of BellRing Brands, Inc., marked to show amendments, effective January 18, 2021
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2021	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	SVP, General Counsel and Secretary